Exhibit 99.1

Cathay General Bancorp Announces Second Quarter 2023 Results

LOS ANGELES--(BUSINESS WIRE)--July 24, 2023--Cathay General Bancorp (the “Company”, “we”, “us”, or “our”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the quarter ended June 30, 2023. The Company reported net income of $93.2 million, or $1.28 per share, for the second quarter of 2023.

FINANCIAL PERFORMANCE
	Three months ended
(unaudited)	June 30, 2023	March 31, 2023	June 30, 2022
Net income	$ 93.2 million	$ 96.0 million	$89.0 million
Basic earnings per common share	$1.29	$1.32	$1.19
Diluted earnings per common share	$1.28	$1.32	$1.18
Return on average assets	1.67%	1.76%	1.69%
Return on average total stockholders' equity	14.47%	15.39%	14.62%
Efficiency ratio	45.36%	40.25%	39.06%

SECOND QUARTER HIGHLIGHTS

  Total gross loans increased by $635.5 million, or 13.9% annualized, to $19.0 billion in the second quarter of 2023.
  The net interest margin decreased to 3.44% in the second quarter of 2023 from 3.74% in the first quarter of 2023.
  Diluted earnings per share decreased to $1.28 for the second quarter of 2023 compared to $1.32 for the first quarter of 2023.

“For the second quarter of 2023, our total loans increased by $635.5 million or 13.9% annualized to $19.0 billion. We are pleased by the $448.1 million increase or 9.7% in total deposits for the quarter,” commented Chang M. Liu, President and Chief Executive Officer of the Company.

INCOME STATEMENT REVIEW
SECOND QUARTER 2023 COMPARED TO THE FIRST QUARTER 2023

Net income for the quarter ended June 30, 2023 was $93.2 million, a decrease of $2.8 million, or 2.9%, compared to net income of $96.0 million for the first quarter of 2023. Net income for the second quarter of 2023 included a $10.7 million unrealized gain on equity securities, or $0.10 per diluted share. Diluted earnings per share for the second quarter of 2023 was $1.28 per share compared to $1.32 per share for the first quarter of 2023.

Return on average stockholders’ equity was 14.47% and return on average assets was 1.67% for the quarter ended June 30, 2023, compared to a return on average stockholders’ equity of 15.39% and a return on average assets of 1.76% in the first quarter of 2023.

Net interest income before provision for credit losses

Net interest income before provision for credit losses decreased $10.9 million, or 5.7%, to $181.5 million during the second quarter of 2023, compared to $192.4 million in the first quarter of 2023. The decrease was due primarily to an increase in deposit interest expense, offset by an increase in income from loans and securities.

The net interest margin was 3.44% for the second quarter of 2023 compared to 3.74% for the first quarter of 2023.

For the second quarter of 2023, the yield on average interest-earning assets was 5.68%, the cost of funds on average interest-bearing liabilities was 2.99%, and the cost of interest-bearing deposits was 2.91%. In comparison, for the first quarter of 2023, the yield on average interest-earning assets was 5.54%, the cost of funds on average interest-bearing liabilities was 2.46%, and the cost of interest-bearing deposits was 2.40%. The increase in the costs of interest-bearing liabilities was mainly a result of higher interest rates on interest bearing deposits. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 2.69% for the second quarter of 2023, compared to 3.08% for the first quarter of 2023.

Provision for credit losses

The Company recorded a provision for credit losses of $9.2 million in the second quarter of 2023 compared with $8.1 million in the first quarter of 2023. As of June 30, 2023, the allowance for credit losses, comprised of the reserve for loan losses and the reserve for unfunded loan commitments, increased $7.1 million to $165.6 million, or 0.87% of gross loans, compared to $158.5 million, or 0.87% of gross loans, as of March 31, 2023.

	Three months ended			Six months ended June 30,
	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
	(In thousands) (Unaudited)
Charge-offs:
Commercial loans	$2,448	$3,911	$50	$6,359	$271
Real estate loans (1)	34	3,990	1	4,024	1
Installment and other loans	1	6	—	7	—
Total charge-offs	2,483	7,907	51	10,390	272
Recoveries:
Commercial loans	442	511	175	953	534
Construction loans	—	—	—	—	6
Real estate loans (1)	61	2,540	94	2,601	240
Total recoveries	503	3,051	269	3,554	780
Net charge-offs/(recoveries)	$1,980	$4,856	$(218)	$6,836	$(508)

(1) Real estate loans include commercial mortgage loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wealth management fees, and other sources of fee income, was $23.1 million for the second quarter of 2023, an increase of $8.9 million, or 62.7%, compared to $14.2 million for the first quarter of 2023. The increase was primarily due to a $5.8 million increase in unrealized gains on equity securities and a decrease in the write-off of $3.0 million of an available for sale security from Signature Bank when compared to the first quarter of 2023.

Non-interest expense

Non-interest expense increased $9.6 million, or 11.5%, to $92.8 million in the second quarter of 2023 compared to $83.2 million in the first quarter of 2023. The increase in non-interest expense in the second quarter of 2023 was primarily due to an increase of $6.2 million in amortization expense of investments in low-income housing and alternative energy partnerships, an increase of $1.5 million in contributions to the Cathay Bank Foundation, and an increase of $1.5 million in professional services expenses offset, in part, by a decrease of $1.2 million in salaries and employee benefits when compared to the first quarter of 2023. The efficiency ratio, defined as non-interest expense divided by the sum of net interest income before provision for loan losses plus non-interest income, was 45.36% in the second quarter of 2023 compared to 40.25% for the first quarter of 2023.

Income taxes

The effective tax rate for the second quarter of 2023 was 9.2% compared to 16.8% for the first quarter of 2023. The effective tax rate includes the impact of alternative energy investments, including the impact of a new solar tax credit fund that closed in the second quarter of 2023, and low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans were $18.95 billion as of June 30, 2023, an increase of $635.5 million, or 3.5%, from $18.32 billion as of March 31, 2023. The increase from March 31, 2023 was primarily due to an increase of $376.7 million, or 4.2%, in commercial mortgage loans, an increase of $164.8 million, or 5.2%, in commercial loans and an increase of $158.2 million, or 2.9%, in residential mortgage loans offset, in part, by a decrease of $37.3 million, or 6.7%, in real estate construction loans, and a decrease of $26.6 million, or 8.9%, in home equity loans.

The loan balances and composition as of June 30, 2023, compared to March 31, 2023, and June 30, 2022, are presented below:

	June 30, 2023	March 31, 2023	June 30, 2022
	(In thousands) (Unaudited)
Commercial loans	$ 3,317,868	$ 3,153,039	$ 3,194,509
Residential mortgage loans	5,542,466	5,384,220	5,045,383
Commercial mortgage loans	9,293,475	8,916,766	8,563,001
Equity lines	272,055	298,630	377,009
Real estate construction loans	521,673	558,967	602,052
Installment and other loans	5,257	5,717	5,934
Gross loans	$ 18,952,794	$ 18,317,339	$ 17,787,888

Allowance for loan losses	(155,109)	(144,884)	(148,772)
Unamortized deferred loan fees	(9,497)	(5,872)	(5,540)
Total loans, net	$ 18,788,188	$ 18,166,583	$ 17,633,576

Total deposits were $19.10 billion as of June 30, 2023, an increase of $448.1 million, or 2.4%, from $18.65 billion as of March 31, 2023.

The deposit balances and composition as of June 30, 2023, compared to March 31, 2023, and June 30, 2022, are presented below:

	June 30, 2023	March 31, 2023	June 30, 2022
	(In thousands) (Unaudited)
Non-interest-bearing demand deposits	$ 3,561,237	$ 3,748,719	$ 4,433,959
NOW deposits	2,404,470	2,354,195	2,494,524
Money market deposits	3,033,868	3,014,500	5,322,510
Savings deposits	1,131,602	891,061	1,178,572
Time deposits	8,965,826	8,640,397	4,857,762
Total deposits	$ 19,097,003	$ 18,648,872	$ 18,287,327

ASSET QUALITY REVIEW

As of June 30, 2023, total non-accrual loans were $69.0 million, a decrease of $4.6 million, or 6.2%, from $73.6 million as of March 31, 2023.

The allowance for loan losses was $155.1 million and the allowance for off-balance sheet unfunded credit commitments was $10.5 million as of June 30, 2023. The allowances represent the amount estimated by management to be appropriate to absorb expected credit losses inherent in the loan portfolio, including unfunded credit commitments. The allowance for loan losses represented 0.82% of period-end gross loans, and 206.89% of non-performing loans as of June 30, 2023. The comparable ratios were 0.79% of period-end gross loans, and 167.81% of non-performing loans as of March 31, 2023.

The changes in non-performing assets and modifications to borrowers experiencing financial difficulties as of June 30, 2023, compared to March 31, 2023, and June 30, 2022, are presented below:

(Dollars in thousands) (Unaudited)	June 30, 2023	March 31, 2023	% Change	June 30, 2022	% Change
Non-performing assets
Accruing loans past due 90 days or more	$5,968	$12,756	(53)	$1,737	244
Non-accrual loans:
Commercial mortgage loans	39,558	40,218	(2)	15,141	161
Commercial loans	17,574	22,079	(20)	27,849	(37)
Residential mortgage loans	11,872	11,283	5	17,583	(32)
Installment and other loans	—	—	—	79	(100)
Total non-accrual loans	$69,004	$73,580	(6)	$60,652	14
Total non-performing loans	74,972	86,336	(13)	62,389	20
Other real estate owned	4,067	4,067	—	4,067	—
Total non-performing assets	$79,039	$90,403	(13)	$66,456	19
Accruing loan modifications to borrowers experiencing financial difficulties (1)	$—	$—	—	$—	—
Accruing troubled debt restructurings (TDRs)	$—	$—	—	$12,675	(100)

Allowance for loan losses	$155,109	$144,884	7	$148,772	4
Total gross loans outstanding, at period-end	$18,952,794	$18,317,339	3	$17,787,888	7

Allowance for loan losses to non-performing loans, at period-end	206.89%	167.81%		238.46%
Allowance for loan losses to gross loans, at period-end	0.82%	0.79%		0.84%

(1) Beginning after January 1, 2023, modifications are reported in accordance with the new guidance under ASU 2022-02.

The ratio of non-performing assets to total assets was 0.3% as of June 30, 2023, compared to 0.4% as of March 31, 2023. Total non-performing assets decreased $11.4 million, or 12.6%, to $79.0 million as of June 30, 2023, compared to $90.4 million as of March 31, 2023, primarily due to a decrease of $6.8 million, or 53.2%, in accruing loans past due 90 days or more and a decrease of $4.6 million, or 6.2%, in nonaccrual loans.

CAPITAL ADEQUACY REVIEW

As of June 30, 2023, the Company’s Tier 1 risk-based capital ratio of 12.38%, total risk-based capital ratio of 13.88%, and Tier 1 leverage capital ratio of 10.45%, calculated under the Basel III capital rules, continue to place the Company in the “well capitalized” category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. As of March 31, 2023, the Company’s Tier 1 risk-based capital ratio was 12.42%, total risk-based capital ratio was 13.94%, and Tier 1 leverage capital ratio was 10.27%.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its second quarter 2023 financial results this afternoon, Monday, July 24, 2023, at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-833-816-1377 and refer to Conference Code 10180640. The presentation accompanying this call and access to the live webcast is available on our site at www.cathaygeneralbancorp.com and a replay of the webcast will be archived for one year within 24 hours after the event.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is a publicly traded company (Nasdaq: CATY) and is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services and currently operate over 60 branches across the United States in California, New York, Washington, Texas, Illinois, Massachusetts, Maryland, Nevada, and New Jersey. Overseas, it has a branch outlet in Hong Kong, and a representative office in Beijing, Shanghai, and Taipei. To learn more about Cathay Bank, please visit www.cathaybank.com. Cathay General Bancorp’s website is at www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “predicts,” “potential,” “possible,” “optimistic,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2022 (Item 1A in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	Three months ended			Six months ended June 30,
(Dollars in thousands, except per share data)	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022

Financial performance
Net interest income before provision for credit losses	$181,533	$192,435	$175,163	$373,968	$334,354
Provision for credit losses	9,155	8,100	2,500	17,255	11,143
Net interest income after provision for credit losses	172,378	184,335	172,663	356,713	323,211
Non-interest income	23,110	14,244	14,618	37,354	34,850
Non-interest expense	92,821	83,186	74,123	176,007	146,820
Income before income tax expense	102,667	115,393	113,158	218,060	211,241
Income tax expense	9,447	19,386	24,180	28,833	47,235
Net income	$93,220	$96,007	$88,978	$189,227	$164,006

Net income per common share
Basic	$1.29	$1.32	$1.19	$2.61	$2.18
Diluted	$1.28	$1.32	$1.18	$2.60	$2.17

Cash dividends paid per common share	$0.34	$0.34	$0.34	$0.68	$0.68

Selected ratios
Return on average assets	1.67%	1.76%	1.69%	1.71%	1.58%
Return on average total stockholders’ equity	14.47%	15.39%	14.62%	14.92%	13.54%
Efficiency ratio	45.36%	40.25%	39.06%	42.79%	39.77%
Dividend payout ratio	26.46%	25.63%	28.70%	26.04%	31.13%

Yield analysis (Fully taxable equivalent)
Total interest-earning assets	5.68%	5.54%	3.81%	5.61%	3.67%
Total interest-bearing liabilities	2.99%	2.46%	0.41%	2.73%	0.39%
Net interest spread	2.69%	3.08%	3.40%	2.88%	3.27%
Net interest margin	3.44%	3.74%	3.52%	3.59%	3.39%

Capital ratios	June 30, 2023	March 31, 2023	June 30, 2022
Tier 1 risk-based capital ratio	12.38%	12.42%	12.18%
Total risk-based capital ratio	13.88%	13.94%	13.74%
Tier 1 leverage capital ratio	10.45%	10.27%	10.15%
				.

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands, except share and per share data)	June 30, 2023	March 31, 2023	June 30, 2022

Assets
Cash and due from banks	$187,886	$252,048	$141,734
Short-term investments and interest bearing deposits	1,294,379	881,282	1,012,228
Securities available-for-sale (amortized cost of $1,629,357 at June 30, 2023,
$1,672,440 at March 31, 2023 and $1,336,293 at June 30, 2022)	1,487,321	1,541,250	1,234,571
Loans	18,952,794	18,317,339	17,787,888
Less: Allowance for loan losses	(155,109)	(144,884)	(148,772)
Unamortized deferred loan fees, net	(9,497)	(5,872)	(5,540)
Loans, net	18,788,188	18,166,583	17,633,576
Equity securities	37,674	27,011	26,785
Federal Home Loan Bank stock	25,242	17,250	17,250
Other real estate owned, net	4,067	4,067	4,067
Affordable housing investments and alternative energy partnerships, net	323,984	316,475	321,717
Premises and equipment, net	92,090	93,204	97,565
Customers’ liability on acceptances	4,364	6,547	12,650
Accrued interest receivable	86,211	82,420	61,939
Goodwill	375,696	375,696	375,696
Other intangible assets, net	4,992	5,564	7,231
Right-of-use assets- operating leases	31,399	29,906	31,883
Other assets	284,945	232,298	256,661
Total assets	$23,028,438	$22,031,601	$21,235,553

Liabilities and Stockholders’ Equity
Deposits:
Non-interest-bearing demand deposits	$3,561,237	$3,748,719	$4,433,959
Interest-bearing deposits:
NOW deposits	2,404,470	2,354,195	2,494,524
Money market deposits	3,033,868	3,014,500	5,322,510
Savings deposits	1,131,602	891,061	1,178,572
Time deposits	8,965,826	8,640,397	4,857,762
Total deposits	19,097,003	18,648,872	18,287,327

Advances from the Federal Home Loan Bank	815,000	360,000	95,000
Other borrowings for affordable housing investments	22,428	22,481	22,319
Long-term debt	119,136	119,136	119,136
Acceptances outstanding	4,364	6,547	12,650
Lease liabilities - operating leases	33,870	32,599	35,171
Other liabilities	333,966	299,627	232,418
Total liabilities	20,425,767	19,489,262	18,804,021
Stockholders' equity	2,602,671	2,542,339	2,431,532
Total liabilities and equity	$23,028,438	$22,031,601	$21,235,553

Book value per common share	$35.87	$35.12	$32.67
Number of common shares outstanding	72,563,169	72,390,694	74,421,884

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended			Six months ended June 30,
	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
	(In thousands, except share and per share data)
Interest and Dividend Income
Loan receivable, including loan fees	$273,478	$261,179	$181,022	$534,657	$347,116
Investment securities	12,370	11,764	5,748	24,134	10,576
Federal Home Loan Bank stock	298	304	255	602	516
Deposits with banks	13,959	12,139	2,508	26,098	3,271
Total interest and dividend income	300,105	285,386	189,533	585,491	361,479

Interest Expense
Time deposits	79,975	64,174	5,724	144,149	11,784
Other deposits	30,659	23,817	6,895	54,476	12,023
Advances from Federal Home Loan Bank	5,498	2,598	312	8,096	455
Long-term debt	1,552	1,443	1,439	2,995	2,863
Short-term borrowings	888	919	—	1,807	—
Total interest expense	118,572	92,951	14,370	211,523	27,125

Net interest income before provision for credit losses	181,533	192,435	175,163	373,968	334,354
Provision for credit losses	9,155	8,100	2,500	17,255	11,143
Net interest income after provision for credit losses	172,378	184,335	172,663	356,713	323,211

Non-Interest Income
Net gains/(losses) from equity securities	10,663	4,853	(955)	15,516	5,019
Debt securities losses, net	—	(3,000)	—	(3,000)	—
Letters of credit commissions	1,664	1,570	1,602	3,234	3,158
Depository service fees	1,641	1,832	1,632	3,473	3,303
Wealth management fees	3,639	3,897	3,956	7,536	8,310
Other operating income	5,503	5,092	8,383	10,595	15,060
Total non-interest income	23,110	14,244	14,618	37,354	34,850

Non-Interest Expense
Salaries and employee benefits	37,048	38,226	37,301	75,274	72,776
Occupancy expense	5,528	5,504	5,562	11,032	11,175
Computer and equipment expense	4,227	4,285	3,297	8,512	6,253
Professional services expense	8,900	7,406	7,704	16,306	14,401
Data processing service expense	3,672	3,724	3,420	7,396	6,329
FDIC and State assessments	3,012	3,155	2,194	6,167	3,996
Marketing expense	2,416	774	1,740	3,190	2,687
Other real estate owned expense	81	50	(33)	131	38
Amortization of investments in low income housing and alternative energy partnerships	21,746	15,594	7,235	37,340	15,522
Amortization of core deposit intangibles	559	250	250	809	474
Acquisition, integration and restructuring costs	—	—	91	—	4,027
Other operating expense	5,632	4,218	5,362	9,850	9,142
Total non-interest expense	92,821	83,186	74,123	176,007	146,820

Income before income tax expense	102,667	115,393	113,158	218,060	211,241
Income tax expense	9,447	19,386	24,180	28,833	47,235
Net income	$93,220	$96,007	$88,978	$189,227	$164,006
Net income per common share:
Basic	$1.29	$1.32	$1.19	$2.61	$2.18
Diluted	$1.28	$1.32	$1.18	$2.60	$2.17

Cash dividends paid per common share	$0.34	$0.34	$0.34	$0.68	$0.68
Basic average common shares outstanding	72,536,301	72,533,239	74,958,913	72,534,779	75,144,414
Diluted average common shares outstanding	72,753,746	72,899,662	75,270,140	72,826,301	75,493,516

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)
	Three months ended
(In thousands)(Unaudited)	June 30, 2023		March 31, 2023		June 30, 2022
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$18,503,889	5.93%	$18,245,488	5.81%	$17,530,650	4.14%
Taxable investment securities	1,561,443	3.18%	1,548,841	3.08%	1,249,679	1.84%
FHLB stock	18,431	6.49%	17,276	7.14%	17,250	5.93%
Deposits with banks	1,090,019	5.14%	1,070,188	4.60%	1,173,702	0.86%
Total interest-earning assets	$21,173,782	5.68%	$20,881,793	5.54%	$19,971,281	3.81%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,325,101	1.57%	$2,354,531	1.12%	$2,459,940	0.13%
Money market deposits	3,047,163	2.55%	3,378,257	2.05%	5,291,824	0.45%
Savings deposits	1,076,260	0.81%	938,485	0.10%	1,183,821	0.07%
Time deposits	8,803,900	3.64%	8,225,215	3.16%	4,881,365	0.47%
Total interest-bearing deposits	$15,252,424	2.91%	$14,896,488	2.40%	$13,816,950	0.37%
Other borrowed funds	508,081	5.04%	321,522	4.44%	82,660	1.51%
Long-term debt	119,136	5.22%	119,136	4.91%	119,136	4.85%
Total interest-bearing liabilities	15,879,641	2.99%	15,337,146	2.46%	14,018,746	0.41%

Non-interest-bearing demand deposits	3,667,533		3,958,533		4,391,925

Total deposits and other borrowed funds	$19,547,174		$19,295,679		$18,410,671

Total average assets	$22,403,606		$22,098,431		$21,079,634
Total average equity	$2,583,677		$2,530,719		$2,441,128
	Six months ended
(In thousands)(Unaudited)	June 30, 2023		June 30, 2022
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$18,375,402	5.87%	$17,236,850	4.06%
Taxable investment securities	1,555,177	3.13%	1,212,170	1.76%
FHLB stock	17,856	6.80%	17,250	6.03%
Deposits with banks	1,080,158	4.87%	1,410,884	0.47%
Total interest-earning assets	$21,028,593	5.61%	$19,877,154	3.67%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,339,735	1.35%	$2,430,141	0.11%
Money market deposits	3,211,795	2.29%	5,055,017	0.41%
Savings deposits	1,007,753	0.48%	1,130,551	0.07%
Time deposits	8,516,156	3.41%	5,084,212	0.47%
Total interest-bearing deposits	$15,075,439	2.66%	$13,699,921	0.35%
Securities sold under agreements to repurchase
Other borrowed funds	415,317	4.81%	63,011	1.46%
Long-term debt	119,136	5.07%	119,136	4.85%
Total interest-bearing liabilities	15,609,892	2.73%	13,882,068	0.39%

Non-interest-bearing demand deposits	3,812,215		4,376,246
Total deposits and other borrowed funds	$19,422,107		$18,258,314

Total average assets	$22,251,927		$20,972,677
Total average equity	$2,557,390		$2,443,258

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CATHAY GENERAL BANCORP
GAAP to NON-GAAP RECONCILIATION
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		As of
		June 30, 2023	March 31, 2023	June 30, 2022
		(In thousands) (Unaudited)
Stockholders' equity	(a)	$2,602,671	$2,542,339	$2,431,532
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(4,992)	(5,564)	(7,231)
Tangible equity	(b)	$2,221,983	$2,161,079	$2,048,605

Total assets	(c)	$23,028,438	$22,031,601	$21,235,553
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(4,992)	(5,564)	(7,231)
Tangible assets	(d)	$22,647,750	$21,650,341	$20,852,626

Number of common shares outstanding	(e)	72,563,169	72,390,694	74,421,884

Total stockholders' equity to total assets ratio	(a)/(c)	11.30%	11.54%	11.45%
Tangible equity to tangible assets ratio	(b)/(d)	9.81%	9.98%	9.82%
Tangible book value per share	(b)/(e)	$30.62	$29.85	$27.53
		Three months ended			Six months ended
		June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
		(In thousands) (Unaudited)
Net Income		$93,220	$96,007	$88,978	$189,227	$164,006
Add: Amortization of other intangibles (1)		570	192	277	762	528
Tax effect of amortization adjustments (2)		(169)	(57)	(82)	(226)	(157)
Tangible net income	(f)	$93,621	$96,142	$89,173	$189,763	$164,377

Return on tangible common equity (3)	(f)/(b)	16.85%	17.80%	17.41%	17.08%	16.05%

(1) Includes core deposit intangibles and mortgage servicing (2) Applied the statutory rate of 29.65%. (3) Annualized

Contacts

Heng W. Chen
(626) 279-3652